Exhibit 10.2.1

AMENDMENT 2 TO THE
SANDRIDGE ENERGY, INC.
2009 INCENTIVE PLAN
(Effective June 4, 2015)

Effective June 4, 2015, Section 5.1(a) of the Plan shall provide in its entirety as follows:

(a)	Subject to adjustment under ARTICLE 7, Awards may be made under the Plan for up to 36,250,000 Shares, of which 36,250,000 shares can be issued as Incentive Stock Options.